UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 28, 2018

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8931	95-1678055
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

9333 Balboa Avenue
San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.             Other Events.

On November 28, 2018, Cubic Corporation (“Cubic”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Citigroup Global Markets Inc. as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of 3,300,000 shares of Cubic’s common stock, no par value (the “Common Stock”). The price to the public in this offering is $60.00 per share. The Underwriters have agreed to purchase the shares from Cubic pursuant to the Underwriting Agreement at a price of $57.00 per share. In addition, under the terms of the Underwriting Agreement, Cubic has granted the Underwriters a 30-day option to purchase up to 495,000 additional shares of Common Stock.

The offering is expected to close on or about December 3, 2018, subject to customary closing conditions. The net proceeds to Cubic from the offering are expected to be approximately $187.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by Cubic.

Cubic intends to use the net proceeds from the offering to repay a portion of its outstanding borrowings under its revolving credit agreement used to finance the acquisition of Advanced Traffic Solutions Inc. (Trafficware), and the remainder for general corporate purposes.

The offering is being made pursuant to a shelf registration statement on Form S-3ASR (Registration Statement No. 333-226908) filed by Cubic with the Securities and Exchange Commission (the “SEC”) that became automatically effective on August 17, 2018, a preliminary prospectus supplement, a final prospectus supplement and the accompanying prospectus, each filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by Cubic, customary conditions to closing, indemnification and contribution obligations of Cubic and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference herein. A copy of the opinion of Latham & Watkins LLP relating to the legality of the issuance and sale of Common Stock in the offering is attached as Exhibit 5.1 to this report.

On November 26, 2018, Cubic issued a press release announcing the proposed offering and on November 28, 2018, Cubic issued a press release announcing the pricing of the offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this report.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created by such Act. Forward-looking statements include, among others, statements regarding the completion of the offering and the anticipated use of proceeds and expected net proceeds therefrom. These statements involve risks, estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in these statements, including, among others, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties associated with Cubic’s business and finances in general. In addition, you should refer to the risk factors contained in Cubic’s SEC filings available at www.sec.gov, including Cubic’s most recent Annual Report on Form 10-K. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Cubic undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated November 28, 2018, by and among Cubic Corporation and J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release, dated November 26, 2018

99.2	Press Release, dated November 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2018	CUBIC CORPORATION

	By:	/s/ James R. Edwards
	Name:	James R. Edwards
	Title:	Senior Vice President,
General Counsel & Secretary